

<ARTICLE> 5
<LEGEND>
The following schedule contains summary financial information as of December 31, 1997 and September 30, 1998 that has been extracted from the financial statements of Interactive Objects, Inc. (the "Company") and is qualified in its entirety by reference to such financial statements. The company's financial statements as of December 31, 1997 has been audited by Peterson Sullivan, PLLC, Independent Auditors and the financial information as of September 30, 1998 is unaudited.
</LEGEND>

<PERIOD-TYPE>                   YEAR                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1997             DEC-31-1998
<PERIOD-START>                             JAN-01-1997             JAN-01-1998
<PERIOD-END>                               DEC-31-1997             SEP-30-1998
<CASH>                                         214,967               4,007,151
<SECURITIES>                                   101,309                 105,295
<RECEIVABLES>                                   10,698                  47,555
<ALLOWANCES>                                         0                       0
<INVENTORY>                                          0                       0
<CURRENT-ASSETS>                               373,531               4,341,802
<PP&E>                                         221,562                 305,165
<DEPRECIATION>                                  31,111                  70,872
<TOTAL-ASSETS>                                 694,862               4,748,030
<CURRENT-LIABILITIES>                          311,332                 517,382
<BONDS>                                              0                       0
<PREFERRED-MANDATORY>                                0                       0
<PREFERRED>                                          0                       0
<COMMON>                                        19,417                 147,089
<OTHER-SE>                                     364,113               4,219,513
<TOTAL-LIABILITY-AND-EQUITY>                   694,862               4,748,030
<SALES>                                        365,631               2,090,402
<TOTAL-REVENUES>                               365,631               2,090,402
<CGS>                                        2,043,890               5,534,530
<TOTAL-COSTS>                                2,043,890               5,534,530
<OTHER-EXPENSES>                                     0                       0
<LOSS-PROVISION>                                     0                       0
<INTEREST-EXPENSE>                               7,007                  12,392
<INCOME-PRETAX>                            (1,682,266)             (3,376,752)
<INCOME-TAX>                                         0                       0
<INCOME-CONTINUING>                        (1,682,266)             (3,376,752)
<DISCONTINUED>                                       0                       0
<EXTRAORDINARY>                                      0                       0
<CHANGES>                                            0                       0
<NET-INCOME>                               (1,682,266)             (3,376,752)
<EPS-PRIMARY>                                    (.18)                   (.24)
<EPS-DILUTED>                                    (.18)                   (.24)

